Forum Energy Technologies Announces
Fourth Quarter and Full Year 2015 Results

HOUSTON, TEXAS, February 11, 2016 - Forum Energy Technologies, Inc. (NYSE: FET) today announced fourth quarter 2015 revenue of $196 million, compared to $439 million in the fourth quarter 2014. Net loss for the quarter was $164 million, or $1.81 per diluted share, compared to net income of $46 million, or $0.49 per diluted share, for the prior year period. Excluding $1.69 per share of special items, the adjusted net loss was $0.12 per diluted share in the fourth quarter of 2015. Forum generated free cash flow after capital expenditures of $34 million during the fourth quarter of 2015.
Special items in the fourth quarter 2015 included pre-tax charges of $125 million for goodwill and intangible asset impairments, $43 million for inventory and other working capital reserves, $13 million for restructuring charges, and $4 million of foreign exchange gains. See Table 1 for a reconciliation of GAAP to non-GAAP financial information.
Average oil prices in 2015 decreased approximately 45% from the prior year and the North America rig count declined over 60% during the year. This led to significant reductions in customer spending, which negatively impacted fourth quarter and full year results.
Drilling & Subsea segment revenue in the fourth quarter 2015 was $104 million, a decrease of $174 million, or 63%, from the fourth quarter 2014. Production & Infrastructure segment revenue in the fourth quarter 2015 was $92 million, a decrease of $68 million, or 43%, from the prior year period.
Forum’s total revenue for the full year 2015 was $1.1 billion, a decrease of $666 million or 38%, from 2014. Net loss was $119 million, or $1.33 per diluted share. Excluding $1.73 per share of special items, adjusted diluted earnings per share were $0.40 for the full year 2015. Free cash flow after capital expenditures for the full year 2015 was $125 million. See Tables 2-5 for a reconciliation of GAAP to non-GAAP financial information.

Review and Outlook
Cris Gaut, Forum’s Chairman and Chief Executive Officer, remarked, "In 2015, we demonstrated the scalability of our business model and our ability to generate strong cash flow throughout the business cycle. We reduced our cost structure in line with declining activity levels and improved our operational efficiency, allowing us to achieve full year operating income decremental margins of 30%, consistent with our full year gross margins of 29%. Once again in 2015, our free cash flow significantly exceeded our net income, and we ended the year with $109 million of cash on hand. Our balance sheet remains strong with nothing drawn on our bank credit facility and no debt maturities until 2021.
"The fourth quarter of 2015 unfolded with exhausted E&P budgets, further declines in the rig count, deferred maintenance of equipment, and very low customer spending. New orders received by Forum in the fourth quarter were $171 million, resulting in a book to bill ratio of 87%. Our operating margins declined in the fourth quarter compared to the prior period as it became increasingly difficult to continue to reduce our operating expenses in line with declining revenue.
"Our Drilling & Subsea segment fourth quarter 2015 revenue declined $35 million, or 25%, sequentially on lower sales of drilling and subsea capital equipment and softer demand for consumable products across the segment.
"The Production & Infrastructure segment experienced a sequential decrease in revenue of $14 million, or 13%, compared to the third quarter 2015 primarily on reduced sales of valves and pressure pumping consumable equipment.
“This year will be another challenge for all industry participants as this downturn continues to run its course. Although we have been cutting costs for more than a year and will continue to focus on our cost structure, we believe it is important to preserve our operational capability. Our weighting towards consumable products and short cycle capital equipment is responsive to activity levels, enabling Forum to be at the leading edge of resupplying our customers when activity recovers.
“For 2016, we remain focused on generating free cash flow, improving operational efficiency, and executing our disciplined acquisition strategy, while preserving our strong balance sheet."
Recent Events
Once again, Forum rated #1 for downhole drilling equipment and for cementing equipment in the EnergyPoint Research 2015 Oilfield Products & Services Customer Satisfaction Survey.

Conference Call Information
Forum's conference call is scheduled for February 12, 2016 at 9:00 AM CST. During the call, the Company intends to discuss fourth quarter 2015 results. To participate in the earnings conference call, please call 855-757-8876 within North America, or 631-485-4851 outside of North America. The access code is 23974521. The call will also be broadcast through the Investor Relations link on Forum’s website at www.f-e-t.com. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. A replay of the call will be available for two weeks after the call and may be accessed by dialing 855-859-2056 within North America, or 404-537-3406 outside of North America. The access code is 23974521.

Forum Energy Technologies is a global oilfield products company, serving the subsea, drilling, completion, production and infrastructure sectors of the oil and natural gas industry. The Company’s products include highly engineered capital equipment as well as products that are consumed in the drilling, well construction, production and transportation of oil and natural gas. Forum is headquartered in Houston, TX with manufacturing and distribution facilities strategically located around the globe. For more information, please visit www.f-e-t.com.

Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the company, including any statement about the company's future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, new product development activities, costs and other guidance included in this press release.
These statements are based on certain assumptions made by the company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and gas industry, governmental regulation and taxation of the oil and natural gas industry, the company's ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the company's business, and other important factors that could cause actual results to differ materially from those projected as described in the company's filings with the Securities and Exchange Commission.
Any forward-looking statement speaks only as of the date on which such statement is made and the company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
Investor Contact
Mark Traylor - Vice President, Investor Relations
281.368.1108
mark.traylor@f-e-t.com

Media Contact
Donna Smith - Director, Marketing & Communications
281.949.2514
donna.smith@f-e-t.com

Forum Energy Technologies, Inc.
Condensed consolidated statements of income
(Unaudited)

	Three months ended
	December 31,		September 30,
(in millions, except per share information)	2015	2014	2015
Revenue	$196.1	$438.7	$245.0
Operating expenses	262.1	381.1	236.7
Earnings from equity investment	2.5	7.2	3.9
Goodwill and intangible asset impairment	125.1	—	—
Operating income (loss)	(188.6)	64.8	12.2
Other expense
Interest expense	7.3	6.7	7.4
Loss (gain) on foreign exchange and other, net	(3.9)	(3.6)	(2.9)
Profit (loss) before income taxes	(192.0)	61.7	7.7
Provision for income tax expense (benefit)	(28.4)	15.7	1.0
Net income (loss)	(163.6)	46.0	6.7
Less: Net income (loss) attributable to noncontrolling interest	—	—	—
Net income (loss) attributable to common stockholders (1)	$(163.6)	$46.0	$6.7

Weighted average shares outstanding
Basic	90.2	92.4	90.1
Diluted	90.2	94.7	91.7

Earnings (losses) per share
Basic	$(1.81)	$0.50	$0.07
Diluted	$(1.81)	$0.49	$0.07

(1) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated statements of income
(Unaudited)

	Year Ended December 31,
(in millions, except per share information)	2015	2014
Revenue	$1,073.7	$1,739.7
Operating expenses	1,077.1	1,496.9
Earnings from equity investment	14.8	25.2
Goodwill and Intangible asset impairment	125.1	—
Operating income (loss)	(113.7)	268.0
Other expense
Interest expense	29.9	29.9
Loss (gain) on foreign exchange and other, net	(9.3)	(4.3)
Profit (loss) before income taxes	(134.3)	242.4
Provision for income tax expense (benefit)	(14.9)	68.1
Net income (loss)	(119.4)	174.3
Less: Net income (loss) attributable to noncontrolling interest	—	—
Net income (loss) attributable to common stockholders (1)	$(119.4)	$174.3

Weighted average shares outstanding
Basic	89.9	92.6
Diluted	89.9	95.3

Earnings (losses) per share
Basic	$(1.33)	$1.88
Diluted	$(1.33)	$1.83

(1) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated balance sheets
(Unaudited)

(in millions of dollars)	December 31, 2015	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$109.2	$76.6
Accounts receivable—trade, net	138.6	287.0
Inventories, net	424.1	461.5
Other current assets	46.5	70.0
Total current assets	718.4	895.1
Property and equipment, net of accumulated depreciation	186.7	190.0
Goodwill and other intangibles, net	915.7	1,070.2
Investment in unconsolidated subsidiary	57.7	49.7
Other long-term assets	40.0	9.1
Total assets	$1,918.5	$2,214.1
Liabilities and Equity
Current liabilities
Current portion of long-term debt	$0.3	$0.8
Other current liabilities	150.1	281.4
Total current liabilities	150.4	282.2
Long-term debt, net of current portion	396.0	420.5
Other long-term liabilities	114.7	115.4
Total liabilities	661.1	818.1
Total stockholders’ equity	1,257.0	1,395.4
Noncontrolling interest in subsidiary	0.4	0.6
Total equity	1,257.4	1,396.0
Total liabilities and equity	$1,918.5	$2,214.1

Forum Energy Technologies, Inc.
Condensed consolidated cash flow information
(Unaudited)
	Year Ended December 31,
(in millions of dollars)	2015	2014
Cash flows from operating activities
Net income (loss)	$(119.4)	$174.3
Depreciation and amortization	65.7	65.1
Goodwill and intangible asset impairment	125.1	—
Other	83.4	30.6
Net cash provided by operating activities	$154.8	$270.0
Cash flows from investing activities
Capital expenditures for property and equipment	$(31.3)	$(53.8)
Proceeds from sale of business, property and equipment	1.8	12.2
Acquisition of businesses, net of cash acquired	(60.8)	(38.3)
Return of investment from unconsolidated subsidiary	—	9.2
Net cash used in investing activities	$(90.3)	$(70.7)
Cash flows from financing activities
Repayment of long-term debt	$(120.8)	$(99.6)
Borrowings of long-term debt, including borrowings due to acquisitions	95.0	15.4
Repurchase of common stock	(6.4)	(96.5)
Other	5.3	18.7
Net cash used in financing activities	$(26.9)	$(162.0)
Effect of exchange rate changes on cash	(5.0)	(0.3)
Net increase in cash and cash equivalents	$32.6	$37.0

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported			As Adjusted (5)
	Three months ended			Three months ended
(in millions of dollars)	December 31, 2015	December 31, 2014	September 30, 2015	December 31, 2015	December 31, 2014	September 30, 2015
Revenue
Drilling & Subsea	$104.1	$278.1	$139.1	$104.1	$278.1	$139.1
Production & Infrastructure	92.4	160.8	106.2	92.4	160.8	106.2
Eliminations	(0.4)	(0.2)	(0.3)	(0.4)	(0.2)	(0.3)
Total revenue	$196.1	$438.7	$245.0	$196.1	$438.7	$245.0

Operating income (loss)
Drilling & Subsea	$(42.1)	$45.9	$6.7	$(7.5)	$47.4	$8.7
Operating income (loss) margin %	(40.5)%	16.5%	4.8%	(7.2)%	17.0%	6.3%
Production & Infrastructure (1)	(13.6)	32.3	10.7	5.3	32.4	10.9
Operating income (loss) margin %	(14.7)%	20.1%	10.1%	5.7%	20.1%	10.3%
Corporate	(6.7)	(12.3)	(5.0)	(5.7)	(10.8)	(5.0)
Total Segment operating income (loss)	(62.4)	65.9	12.4	(7.9)	69.0	14.6
Other items not in segment operating income (2)	(126.2)	(1.1)	(0.2)	0.1	(1.1)	—
Total operating income (loss)	$(188.6)	$64.8	$12.2	$(7.8)	$67.9	$14.6
Operating income (loss) margin %	(96.2)%	14.8%	5.0%	(4.0)%	15.5%	6.0%

EBITDA (3)
Drilling & Subsea	$(152.3)	$60.7	$20.6	$3.6	$58.0	$19.8
Percentage of D&S revenue %	(146.3)%	21.8%	14.8%	3.5%	20.9%	14.2%
Production & Infrastructure	(11.0)	35.2	14.5	9.0	35.5	14.9
Percentage of P&I revenue %	(11.9)%	21.9%	13.7%	9.7%	22.1%	14.0%
Corporate	(5.0)	(11.2)	(3.2)	(3.8)	(9.6)	(3.4)
Other items (4)	—	—	(0.2)	—	—	—
Total EBITDA	$(168.3)	$84.7	$31.7	$8.8	$83.9	$31.3
Percentage of total revenue %	(85.8)%	19.3%	12.9%	4.5%	19.1%	12.8%

(1) Includes earnings from equity investment.
(2) Includes transaction expenses, gain/(loss) on sale of assets and impairment of intangible assets and goodwill.
(3) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(4) Includes transaction expenses.
(5) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported		As Adjusted (5)
	Year ended December 31,		Year ended December 31,
(in millions of dollars)	2015	2014	2015	2014
Revenue
Drilling & Subsea	$628.0	$1,126.6	628.0	$1,126.6
Production & Infrastructure	446.7	614.4	446.7	614.4
Eliminations	(1.0)	(1.3)	(1.0)	(1.3)
Total revenue	$1,073.7	$1,739.7	$1,073.7	$1,739.7

Operating income (loss)
Drilling & Subsea	$9.2	$201.2	$53.1	$202.8
Operating income (loss) margin %	1.5%	17.9%	8.5%	18.0%
Production & Infrastructure (1)	31.5	112.6	50.0	113.0
Operating income (loss) margin %	7.1%	18.3%	11.2%	18.4%
Corporate	(28.1)	(41.9)	(26.7)	(40.1)
Total Segment operating income	12.6	271.9	76.4	275.7
Other items not in segment operating income (2)	(126.3)	(3.9)	0.3	(0.8)
Total operating income (loss)	$(113.7)	$268.0	$76.7	$274.9
Operating income (loss) margin %	(10.6)%	15.4%	7.1%	15.8%

EBITDA (3)
Drilling & Subsea	$(60.9)	$252.9	$98.1	$249.3
Percentage of D&S revenue %	(9.7)%	22.4%	15.6%	22.1%
Production & Infrastructure	44.2	124.1	65.0	125.4
Percentage of P&I revenue %	9.9%	20.2%	14.6%	20.4%
Corporate	(21.6)	(36.5)	(20.2)	(34.9)
Other items (4)	(0.4)	(3.1)	—	—
Total EBITDA	$(38.7)	$337.4	$142.9	$339.8
Percentage of total revenue %	(3.6)%	19.4%	13.3%	19.5%

(1) Includes earnings from equity investment.
(2) Includes transaction expenses, loss on sale of business, gain/(loss) on sale of assets and impairment of intangible assets and goodwill.
(3) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(4) Includes transaction expenses and loss on sale of business.
(5) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)

Table 1 - Adjusting items
	Three months ended
	December 31, 2015			December 31, 2014			September 30, 2015
(in millions, except per share information)	Operating income (loss)	EBITDA (1)	Net income (loss)	Operating income (loss)	EBITDA (1)	Net income (loss)	Operating income (loss)	EBITDA (1)	Net income (loss)
As reported	$(188.6)	$(168.3)	$(163.6)	$64.8	$84.7	$46.0	$12.2	$31.7	$6.7
% of revenue	(96.2)%	(85.8)%		14.8%	19.3%		5.0%	12.9%
Restructuring charges	12.6	12.6	8.3	3.1	3.1	2.2	2.2	2.2	1.7
Transaction expenses	—	—	—	—	—	—	0.2	0.2	0.1
Inventory and other working capital reserve	43.1	43.1	28.6	—	—	—	—	—	—
Goodwill and intangible asset impairment	125.1	125.1	118.5	—	—	—	—	—	—
Loss (gain) on foreign exchange, net (2)	—	(3.7)	(2.7)	—	(3.9)	(2.7)	—	(2.8)	(2.1)
As adjusted (1)	$(7.8)	$8.8	$(10.9)	$67.9	$83.9	$45.5	$14.6	$31.3	$6.4
% of revenue	(4.0)%	4.5%		15.5%	19.1%		6.0%	12.8%

Diluted EPS -as reported			$(1.81)			$0.49			$0.07
Diluted EPS - as adjusted			$(0.12)			$0.48			$0.07

Table 2 - Adjusting items
	Year ended
	December 31, 2015			December 31, 2014
(in millions, except per share information)	Operating income (loss)	EBITDA (1)	Net income (loss)	Operating income (loss)	EBITDA (1)	Net income (loss)
As reported	$(113.7)	$(38.7)	$(119.4)	$268.0	$337.4	174.3
% of revenue	(10.6)%	(3.6)%		15.4%	19.4%
Restructuring charges	21.8	21.8	15.5	3.8	3.8	2.7
Transaction expenses	0.4	0.4	0.4	2.3	2.3	1.7
Inventory and other working capital reserve	43.1	43.1	28.6	—	—	—
Goodwill and intangible asset impairment	125.1	125.1	118.5	—	—	—
Loss on sale of business	—	—	—	0.8	0.8	0.5
Loss (gain) on foreign exchange, net (2)	—	(8.8)	(6.5)	—	(4.5)	(3.1)
As adjusted (1)	$76.7	$142.9	$37.1	$274.9	$339.8	$176.1
% of revenue	7.1%	13.3%		15.8%	19.5%

Diluted EPS - as reported			$(1.33)			$1.83
Diluted EPS - as adjusted			$0.40			$1.85
(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating income and adjusted Diluted EPS is useful to the Company's investors because (i) EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions and (ii) each of adjusted EBITDA, adjusted operating income and adjusted Diluted EPS is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Loss (gain) on foreign exchange, net primarily relates to the translation of U.S. dollar denominated receivables for reporting purposes only and have no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)

Table 3 - Adjusting items
	Three months ended
(in millions of dollars)	December 31, 2015	December 31, 2014	September 30, 2015
EBITDA reconciliation (1)
Net income (loss) attributable to common stockholders	$(163.6)	$46.0	$6.7
Interest expense	7.3	6.7	7.4
Depreciation and amortization	16.4	16.3	16.6
Income tax expense (benefit)	(28.4)	15.7	1.0
EBITDA	$(168.3)	$84.7	$31.7

Table 4 - Adjusting items
	Year ended
(in millions of dollars)	December 31, 2015	December 31, 2014
EBITDA reconciliation (1)
Net income (loss) attributable to common stockholders	$(119.4)	$174.3
Interest expense	29.9	29.9
Depreciation and amortization	65.7	65.1
Income tax expense (benefit)	(14.9)	68.1
EBITDA	$(38.7)	$337.4

(1) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

Table 5 - Adjusting items
	Year ended
(in millions of dollars)	December 31, 2015	December 31, 2014
Free cash flow, before acquisitions, reconciliation (2)
Net cash provided by operating activities	$154.8	$270.0
Capital expenditures for property and equipment	(31.3)	(53.8)
Proceeds from sale of property and equipment	1.8	2.7
Free cash flow, before acquisitions	$125.3	$218.9

(2) The Company believes free cash flow, before acquisitions is an important measure because it encompasses both profitability and capital management in evaluating results.

Forum Energy Technologies, Inc.
Supplemental schedule - Product line revenue
(Unaudited)
	Year ended December 31,
(in millions of dollars)	2015		2014
Revenue:	$	%	$	%
Drilling Technologies	$332.4	30.9%	$614.8	35.4%
Subsea Technologies	189.1	17.6%	321.0	18.5%
Downhole Technologies	106.5	9.9%	190.8	11.0%
Drilling & Subsea	628.0	58.4%	1,126.6	64.9%

Production Equipment	145.9	13.6%	228.8	13.1%
Valve Solutions	174.5	16.3%	207.4	11.9%
Flow Equipment	126.3	11.8%	178.2	10.2%
Production & Infrastructure	446.7	41.7%	614.4	35.2%
Eliminations	(1.0)	(0.1)%	(1.3)	(0.1)%
Total Revenue	$1,073.7	100.0%	$1,739.7	100.0%